Exhibit 21.1

Subsidiaries of Triumph Group, Inc.

HT Parts, L.L.C.

Nu-Tech Brands, Inc.

Placas Termodinamicas, S. de R.L. de C.V.

SBP Holdings Limited

The Mexmil Holding Company, LLC

The Triumph Group Operations, Inc.

Triumph Accessory Services - Grand Prairie, Inc.

Triumph Actuation Systems - Connecticut, LLC

Triumph Actuation Systems - Isle of Man, Ltd.

Triumph Actuation Systems - UK, Ltd.

Triumph Actuation Systems - Valencia, Inc.

Triumph Actuation Systems - Yakima, LLC

Triumph Actuation Systems, LLC

Triumph Aerospace Operations UK, Ltd.

Triumph Aerospace Systems Group - UK LTD

Triumph Aerospace Systems Group, LLC

Triumph Aerospace Operations Japan, GK

Triumph Aerostructures - Tulsa, LLC

Triumph Aerostructures Holdings, LLC

Triumph Aerostructures Vought Aircraft Technical Services (Chengdu) Co., Ltd.

Triumph Aerostructures, LLC

Triumph Aftermarket Services Group, LLC

Triumph Airborne Structures, LLC

Triumph Aviation Services Asia, Ltd.

Triumph Aviations Inc.

Triumph Brands, Inc.

Triumph Composite Systems, Inc.

Triumph Controls (Europe) SAS

Triumph Controls - Germany GmbH

Triumph Controls - UK Ltd.

Triumph Controls France SAS

Triumph Controls, LLC

Triumph Engine Control Holdings, Inc.

Triumph Engine Control Systems, LLC

Triumph Engineered Solutions, Inc.

Triumph Engineering Services, Inc.

Triumph Fabrications - Orangeburg, Inc.

Triumph Gear Systems - Macomb, Inc.

Triumph Gear Systems - Toronto ULC

Triumph Gear Systems, Inc.

Triumph Group - Mexico Inmobiliaria, S. de R.L. de C.V.

Triumph Group - Mexico, S. de R.L. de C.V.

Triumph Group Acquisition Corp.

Triumph Group Acquisition Financing, LLC

Triumph Group Acquisition Holdings, Inc.

Triumph Group Charitable Foundation

Triumph Group Holdings - Mexico, LLC

Triumph Group Holdings - UK, Ltd.

Triumph Group Investment - Mexico, LLC

Triumph Group Investments LLC

Triumph Group Luxembourg Finance S.a.r.l.

Triumph Group Luxembourg Holding S.a.r.l.

Triumph Instruments - Burbank, Inc.

Triumph Instruments, Inc.

Triumph Insulation Systems - Germany GmbH

Triumph Insulation Systems, LLC

Triumph Integrated Aircraft Interiors Inmobiliaria, S. de R.L. de C.V.

Triumph Integrated Aircraft Interiors, Inc.

Triumph Investment Holdings, Inc.

Triumph Metals Company

Triumph Precision Castings Co.

Triumph Real Estate - Mexico, LLC

Triumph Receivables, LLC

Triumph Structures - Kansas City, Inc.

Triumph Structures - Wichita, Inc.

Triumph Structures International, Ltd

Triumph Thermal Systems - Maryland, Inc.

Triumph Thermal Systems, LLC

Triumph Turbine Services, Inc.

VAC Industries, Inc.